Exhibit 10.2

Inducement Stock Option Agreement	Synchronoss Technologies, Inc. ID: 200 Crossing Boulevard Bridgewater, NJ 08807

%%FIRST_NAME%-% %%MIDDLE_NAME%-% %%LAST_NAME%-% %%ADDRESS_LINE_1%-% %%ADDRESS_LINE_2%-% %%CITY%-%, %%STATE%-% %%COUNTRY%-% %%ZIPCODE%-%	Grant Number: Type: ID:	%%OPTION_NUMBER%-% %%Inducement Grant%-% %%EMPLOYEE_IDENTIFIER%-%

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions in the 2015 Equity Incentive Plan and the Inducement Option Agreement, as follows:

Date of Grant:	%%OPTION_DATE,’MM/DD/YYYY’%-%

Vesting Commencement Date:	%%HIRE_DATE%-%

Exercise Price Per Share:	%%OPTION_PRICE,’$999,999,999.9999’%-%

Total Number of Options Granted:	%%TOTAL_SHARES_GRANTED,’999,999,999’%-%

Total Exercise Price:	%%TOTAL_OPTION_PRICE,’$999,999,999.99’%-%

Type of Option:	%%OPTION_TYPE_LONG%-%

Expiration Date of Option:	%%EXPIRE_DATE_PERIOD1,’MM/DD/YYYY’%-%

The shares shall vest with respect to the first 25% of the shares when the individual completes 12 months of continuous service after the vesting commencement date.  The shares shall vest with respect to an additional 1/48th of the shares when you complete each month of continuous service thereafter.

Recipient understands and agrees that the %%OPTION_TYPE_LONG%-% is an inducement grant and  that the shares are not issued under the Company’s 2015 New Hire Equity Incentive Plan (the “Plan”), but is otherwise subject to all terms and conditions of the Plan.  Recipient further agrees to be bound by the terms of the Plan and the terms of the Plan as set forth in the %%OPTION_TYPE_LONG%-% Agreement and any Addenda to such %%OPTION_TYPE_LONG%-% Agreement attached hereto as Exhibit A.  A copy of the Plan is available upon request made to the Corporate Secretary at the Company’s principal offices.

THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY SECURITIES LAWS OF ANY U.S. STATE, AND MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.  IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY (CONFIRMED BY OPINION OF COUNSEL) OF AN ALTERNATIVE EXEMPTION FROM REGISTRATION UNDER THE ACT

(INCLUDING WITHOUT LIMITATION IN ACCORDANCE WITH REGULATION S UNDER THE ACT), THESE SHARES MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF.  HEDGING TRANSACTIONS INVOLVING THESE SHARES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

No Employment or Service Contract. Nothing in this Notice or in the attached %%OPTION_TYPE_LONG%-% Agreement or in the Plan shall confer upon Recipient any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Recipient) or of Recipient, which rights are hereby expressly reserved by each, to terminate Recipient’s Service at any time for any reason, with or without cause.

You further agree that the Company may deliver by email all documents relating to the Plan or this option (including, without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including, without limitation, annual reports and proxy statements).  You also agree that the Company may deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.  If the Company posts these documents on a web site, it will notify you by email.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the %%OPTION_TYPE_LONG%-% Agreement.

Synchronoss Technologies, Inc.

Chief Financial Officer & Treasurer

SYNCHRONOSS TECHNOLOGIES, INC.

INDUCEMENT

STOCK OPTION AGREEMENT

Tax Treatment	This option is intended to be an incentive stock option under section 422 of the Internal Revenue Code or a non-statutory stock option, as provided in the Notice of Stock Option Grant.

Vesting

This option becomes exercisable in installments, as shown in the Notice of Stock Option Grant.

This option will in no event become exercisable for additional shares after your Service has terminated for any reason. For purposes of this Agreement, “Service” means your service as an Employee, Outside Director or Consultant.

Term

This option expires in any event at the close of business at Company headquarters on the Expiration Date shown in the Notice of Stock Option Grant, which is not later than the day before the 7th anniversary of the Date of Grant. (It will expire earlier if your Service terminates, as described below.)

Regular Termination

If your Service terminates for any reason except death or total and permanent disability, then this option will expire at the close of business at Company headquarters on the date three months after your termination date. The Company determines when your Service terminates for this purpose.

Death	If you die before your Service terminates, then this option will expire at the close of business at Company headquarters on the date 12 months after the date of death.

Disability

If your Service terminates because of your total and permanent disability, then this option will expire at the close of business at Company headquarters on the date 12 months after your termination date.

For all purposes under this Agreement, “total and permanent disability” means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.

Leaves of Absence and Part-Time

For purposes of this option, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. But your Service

Work

terminates when the approved leave ends, unless you immediately return to active work.

If you go on a leave of absence, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s leave of absence policy or the terms of your leave. If you commence working on a part-time basis, then the vesting schedule specified in the Notice of Stock Option Grant may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between you and the Company pertaining to your part-time schedule.

Restrictions on Exercise	The Company will not permit you to exercise this option if the issuance of shares at that time would violate any law or regulation.

Notice of Exercise

When you wish to exercise this option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form. Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered. The notice will be effective when the Company receives it.

If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment

When you submit your notice of exercise, you must include payment of the option exercise price for the shares that you are purchasing. To the extent permitted by applicable law, payment may be made in one (or a combination of two or more) of the following forms:

•                  Your personal check, a cashier’s check or a money order.

•                  Certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option exercise price. Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the option shares issued to you. However, you may not surrender, or attest to the ownership of, shares of Company stock in payment of the exercise price if your action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this option for financial reporting purposes.

•                  Irrevocable directions to a securities broker approved by the Company to sell all or part of your option shares and to deliver to the Company from the sale proceeds an amount sufficient to pay the option exercise price and any withholding taxes. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

Withholding Taxes and Stock Withholding

You will not be allowed to exercise this option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the option exercise. With the Company’s consent, these arrangements may include withholding shares of Company stock that otherwise would be issued to you when you exercise this option. The value of these shares, determined as of the effective date of the option exercise, will be applied to the withholding taxes.

Restrictions on Resale

You agree not to sell any option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

Transfer of Option

Prior to your death, only you may exercise this option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or a beneficiary designation.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse’s interest in your option in any other way.

Retention Rights

Your option or this Agreement does not give you the right to be retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Stockholder Rights

You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this option by giving the required notice to the Company and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company stock, the number of shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions).

The Plan and Other Agreements	The text of the Plan is incorporated in this Agreement by reference. Capitalized terms not otherwise defined in this Agreement shall be defined as set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded. This Agreement may be amended only by another written agreement between the parties.

BY ACCEPTING THIS GRANT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.